                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    1-9947                 06-0853807
-------------------------------   ----------------  ----------------------------
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
        incorporation)                 Number)                 Number)




              5 Waterside Crossing
              Windsor, Connecticut                          06095
------------------------------------------------       ----------------
    (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (860) 289-8631

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K, dated June 2, 2000, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRC COMPANIES, INC.

Dated:  August 3, 2000            By:    /s/ Harold C. Elston, Jr.
                                       --------------------------------
                                             Harold C. Elston, Jr.
                              Senior Vice President and Chief Financial Officer
                                          (Chief Accounting Officer)

                               TRC COMPANIES, INC.

        AMENDMENT NO. 1 TO CURRENT REPORT, DATED JUNE 2, 2000 ON FORM 8-K

On May 23, 2000, the registrant completed the acquisition of Lowney Associates, a geotechnical and environmental services firm headquartered in Mountain View, California. The acquisition has been accounted for using the purchase method of accounting. This transaction was reported in Item 2 of the Current Report, dated June 2, 2000, on Form 8-K. The purpose of the amendment is to provide the financial statements of the business acquired and the pro forma financial information required pursuant to Item 7.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS                                            Page

      A.     Financial statements of business acquired:
                 Lowney Associates for the year ended March 31, 2000
                    (with Independent Auditors' Report)                                      3

      B.     Unaudited pro forma financial information:
                 TRC Companies, Inc. unaudited pro forma consolidated
                    financial statements:                                                   15

                      Unaudited Pro Forma Consolidated Statements of Operations
                         for the fiscal year ended June 30, 1999                            16

                      Unaudited Pro Forma Consolidated Statements of Operations
                         for the nine months ended March 31, 2000                           17

                      Unaudited Pro Forma Consolidated Balance Sheet at
                         March 31, 2000                                                     18

                      Notes to Unaudited Pro Forma Financial Information                    19

                                LOWNEY ASSOCIATES


                              FINANCIAL STATEMENTS


                            YEAR ENDED MARCH 31, 2000



                                                               Page

Independent Auditors' Report                                     4

Balance Sheet                                                    5

Statement of Income                                              6

Statement of Cash Flows                                          7

Statement of Changes in Shareholders' Equity                     8

Notes to Financial Statements                                    9


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
LOWNEY ASSOCIATES

We have audited the accompanying balance sheet of Lowney Associates as of March 31, 2000 and the related statements of income, cash flows and changes in stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lowney Associates as of March 31, 2000, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

/s/ Seiler & Company, LLP

Redwood City, California
May 4, 2000, except for Note 1A,
    as to which the date is July 27, 2000

                                LOWNEY ASSOCIATES

                                  BALANCE SHEET

                                 MARCH 31, 2000


                                     ASSETS

CURRENT ASSETS:
   Cash                                                                               $    10,352
   Accounts receivable, less allowance for doubtful accounts of $35,131                 2,726,156
   Work-in-process                                                                        853,149
   Other assets                                                                            68,421
                                                                                      ------------
                Total current assets                                                    3,658,078

PROPERTY AND EQUIPMENT, NET                                                               482,627

NOTE RECEIVABLE                                                                            50,000

OTHER ASSETS                                                                               29,741
                                                                                      ------------
                  Total assets                                                         $4,220,446
                                                                                      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable                                                                        $  176,081
  Cash overdraft                                                                          139,484
  Accounts payable                                                                        165,524
  Accrued expenses                                                                        179,010
  Deferred income taxes                                                                   529,988
                                                                                       -----------
                Total current liabilities                                               1,190,087
LONG-TERM LIABILITIES:
  Notes payable                                                                           125,683
  Deferred income taxes                                                                   818,989
                                                                                       -----------
                Total liabilities                                                       2,134,759
                                                                                       -----------
STOCKHOLDERS' EQUITY:
  Common stock - par value $.01 per share;
    750,000 authorized shares,
    106,800 shares issued and outstanding                                                   1,068
  Retained earnings                                                                     2,084,619
                                                                                       -----------
                Total stockholders' equity                                              2,085,687
                                                                                       -----------
                  Total liabilities and stockholders' equity                           $4,220,446
                                                                                      ============


                             See accompanying notes.

                                LOWNEY ASSOCIATES

                               STATEMENT OF INCOME

                       FOR THE YEAR ENDING MARCH 31, 2000




REVENUE                                                                         $9,056,946
                                                                               ------------
LESS DIRECT COSTS:
  Salaries                                                                       1,662,956
  Engineering and consulting services                                            1,397,967
  Laboratories                                                                     790,358
  Other costs                                                                      261,851
                                                                               ------------
      TOTAL DIRECT COSTS                                                         4,113,132
                                                                               ------------
GROSS PROFIT                                                                     4,943,814

GENERAL AND ADMINISTRATIVE EXPENSES                                              3,933,781
                                                                               ------------
INCOME FROM OPERATIONS                                                           1,010,033
                                                                               ------------
OTHER INCOME AND (EXPENSE):
  Interest income                                                                   24,307
  Other income                                                                      12,872
  Interest expense                                                                 (24,210)
                                                                               ------------
            TOTAL OTHER INCOME AND (EXPENSE)                                        12,969
                                                                               ------------
INCOME BEFORE PROVISION FOR TAXES ON INCOME                                      1,023,002

PROVISION FOR TAXES ON INCOME                                                      422,366
                                                                               ------------
NET INCOME                                                                      $  600,636
                                                                               ============



                             See accompanying notes.

                                LOWNEY ASSOCIATES

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $   600,636
  Noncash items included in net income:
    Depreciation and amortization                                                  173,570
    Deferred income taxes                                                          395,107
    Gain on retirement of property                                                  (1,127)
  Net (increase) decrease in assets:
    Accounts receivable                                                         (1,141,210)
    Work-in-process                                                                107,782
    Other current assets                                                           (19,822)
    Other noncurrent assets                                                            201
  Net increase (decrease) in liabilities:
    Cash overdraft                                                                 139,484
    Accounts payable                                                                72,558
    Accrued expenses                                                                    35
                                                                              --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                          327,214
                                                                              --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                              (134,231)
  Proceeds from sale of property and equipment                                       2,400
                                                                              --------------
NET CASH USED IN INVESTING ACTIVITIES                                             (131,831)
                                                                              --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments under line of credit                                             (176,000)
  Proceeds from long-term debt                                                      34,053
  Repayments of long term debt                                                     (75,024)
                                                                              --------------
NET CASH USED IN FINANCING ACTIVITIES                                             (216,971)
                                                                              --------------

NET DECREASE IN CASH                                                               (21,588)
Cash, beginning of year                                                             31,940
                                                                              --------------
CASH, END OF YEAR                                                              $    10,352
                                                                              ==============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for:
      Interest                                                                 $    26,621
                                                                              ==============
      Taxes                                                                    $    29,604
                                                                              ==============


                             See accompanying notes.

                                LOWNEY ASSOCIATES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                        FOR THE YEAR ENDED MARCH 31, 2000



                                                    Common                Retained
                                                     Stock                Earnings                 Total
                                               ------------------     ------------------     ------------------
        Balance, March 31, 1999                           $1,068             $1,483,983             $1,485,051

        Net income                                            -                 600,636                600,636

                                               ------------------     ------------------     ------------------

        Balance, March 31, 2000                           $1,068             $2,084,619             $2,085,687
                                               ==================     ==================     ==================




                             See accompanying notes.

                                LOWNEY ASSOCIATES

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000

NOTE 1.  ACCOUNTING POLICIES

A.  NATURE OF BUSINESS

Lowney Associates is an environmental and geotechnical engineering consulting firm, founded in Santa Clara County in 1969 and incorporated in 1971. The Corporation provides environmental engineering, hydrogeologic, hazardous waste, asbestos and geotechnical consulting services to clients in California. On May 23, 2000, all of the issued and outstanding shares of stock were acquired by TRC Companies, Inc.

B.  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Major improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repair costs are charged to income currently. Depreciation and amortization are computed on the straight-line or declining balance methods over the useful lives of the assets which range from three to thirty-nine years.

D.  INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The Company uses the accrual method of accounting for financial reporting purposes and the cash method for income tax reporting purposes. The differences relate primarily to accounts receivable, accounts payable, prepaid and accrued expenses. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Effective May 1, 2000, the Company will be required to change to the accrual method of accounting for tax reporting purposes.

E.  CONCENTRATION OF CREDIT RISK

The Company's bank accounts are insured up to $100,000. The Company had balances in excess of the insurance amount during the period ended March 31, 2000.

Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company performs ongoing evaluations of customers' financial condition and generally does not require collateral.

F.  REVENUE AND COST RECOGNITION

The Company recognizes revenue from fixed-fee and modified fixed-fee construction contracts on the percentage-of-completion method.

Contract costs include all direct material and labor costs, related payroll and employee costs, and proposal expense. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income which are recognized in the period in which the revisions are determined.

The asset "work-in-process" represents revenue recognized in excess of amounts billed on uncompleted contracts.

NOTE 2.  UNCOMPLETED PROJECTS

Costs, estimated gross profit, and billings on uncompleted contracts are summarized as follows:

   Costs incurred on uncompleted contracts                   $3,587,939
   Estimated gross profit                                     4,297,641
                                                             ----------
                                                              7,885,580
   Less billings to date                                      7,032,431
                                                             ----------
      Work in process                                        $  853,149
                                                             ==========

NOTE 3.  NOTE RECEIVABLE

The Company loaned an employee $50,000 in August 1996. The note bears interest at prime plus 1%. Interest only is due each year for five years on August 29, the anniversary of the note. Thereafter, principal of $16,667, plus interest on the note, is due each year for 3 years. All accrued interest and principal is due by August 29, 2004. The employee resigned effective July 17, 1998.

NOTE 4.  NOTES PAYABLE

Notes payable consist of the following:



                                 Due Date       Interest Rate        Collateral         Current        Long-term        Total
                                 --------       -------------        ----------         -------        ---------        -----
Secured notes:
   Line of credit                09/14/00(1)   Prime + 1.250%        All assets        $100,000         $      -      $100,000
   Note payable                  06/01/00(2)   Prime + 1.5%          Fixed assets           882                -           882
   Note payable                  Various       Prime + 1.5%          All assets          18,416            8,109        26,525
                                                                                       ---------        ---------     ---------
      Total secured notes                                                               119,298            8,109       127,407
                                                                                       ---------        ---------     ---------
Unsecured notes:
   Note payable                  04/29/01      Prime + 1.5%                              13,867              216        14,083
   Note payable                  02/22/03      10.0%                                     11,361           22,692        34,053
   Note payable                  08/21/03(3)   Prime + 1.0%                              31,555           94,666       126,221
                                                                                       ---------        ---------     ---------
      Total unsecured notes                                                              56,783          117,574       174,357
                                                                                       ---------        ---------     ---------
          Total notes payable                                                          $176,081         $125,683      $301,764
                                                                                       =========        =========     =========


(1)   The total line of credit available is $750,000.
(2) The loan is with an entity which is owned by two shareholders of the Company.
(3)   Note payable to purchase stock. (Note 10)


Maturities of notes payable for each of the next five years consist of the following:

             Fiscal Year Ending March 31,             Amount
             ----------------------------             ------
                   2001                             $176,081
                   2002                               51,243
                   2003                               42,885
                   2004                               31,555
                   2005                                    -

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

   Office equipment                                 $  453,887
   Furniture and fixtures                              247,806
   Automobiles and trucks                              466,783
   Equipment                                           249,678
   Leasehold improvements                              187,985
                                                    ----------
      Total                                          1,606,139
   Less accumulated depreciation                     1,123,512
                                                    ----------
      Net book value                                $  482,627
                                                    ==========


Certain property and equipment are pledged as collateral for notes payable (Note
4). Depreciation and amortization expense was $173,570 for the year ended March 31, 2000.

NOTE 6.  COMMITMENTS

The Company leases office facilities located in Mountain View and San Ramon, California from an entity in which certain shareholders and officers have an equity ownership. Effective May 1, 2000, the Company renegotiated the terms of both leases. The addenda to the leases provide for a four-year lease period which expires on April 30, 2004 and an option for one three-year extension. Rent expense for these facilities for the year ended March 31, 2000 was $298,173.

In addition, the Company leases office space in Oakland and Pasadena, California. The leases expire on October 31, 2000 and January 31, 2001, respectively. Rent expense for these offices for the year ended March 31, 2000 was $38,007.

The following is a schedule of future minimum payments of the real property leases discussed above, exclusive of maintenance, insurance, property taxes and cost of living increases:

                                                     Real property
     Fiscal year ending March 31,                        leases
  -------------------------------------              ---------------
              2001                                      $ 320,368
              2002                                        345,371
              2003                                        404,124
              2004                                        462,882
              2005                                         38,981
                                                       -----------
                 Total                                 $1,571,726
                                                       ===========

The Company leases certain equipment under various operating leases. Rent expense for this equipment for the year ended March 31, 2000 was $54,991. The following is a schedule of the future commitments under the operating leases:


     Fiscal year ending March 31,                       Amount
 -------------------------------------             ---------------
           2001                                       $ 55,886
           2002                                         48,511
           2003                                         10,854


NOTE 7.  EMPLOYEE BENEFIT PLANS

All full-time employees are eligible to contribute up to 15% of their salary to the Company's 401(k) plan, subject to certain Internal Revenue Code limitations. The Company matches 100% of an employee's contribution up to 2% of annual salary. The 401(k) matching contribution for the year ended March 31, 2000 was $43,272.

NOTE 8.  PROVISION FOR TAXES ON INCOME

The provision for taxes on income consists of the following:

           Current taxes                                 $ 27,259
           Deferred                                       395,107
                                                      ------------
              Total provision for income taxes          $ 422,366
                                                      ============


The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances are as follows:

           Total deferred tax liabilities               $1,348,977
           Less valuation allowance                              -
                                                       ------------
              Net deferred tax liabilities              $1,348,977
                                                       ============

Those amounts have been presented in the Company's financial statements as follows:

           Deferred income taxes - current               $ 529,988
           Deferred income taxes - noncurrent              818,989
                                                       ------------
              Net deferred tax liabilities              $1,348,977
                                                       ============

The Company's provision for income taxes differs from applying the statutory U.S. and state income tax rates to income before income taxes. The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

           Expected tax provision                        $419,606
           Tax effect of nondeductible expenses             2,760
                                                      ------------
              Tax provision                              $422,366
                                                      ============

NOTE 9.  MAJOR CUSTOMER

The Company entered into contracts representing a substantial portion of its sales with one customer. During the year ended March 31, 2000, sales to this customer aggregated approximately $974,443. At March 31, 2000, the amount due from this customer, included in trade accounts receivable, was approximately $270,473.

NOTE 10.  STOCK PURCHASE

Due to the resignation of an employee-shareholder effective July 17, 1998, the Company redeemed 5,700 shares held by the shareholder according to the terms of the Agreement among Shareholders of Lowney Associates, dated December 5, 1997. The related note payable in the amount of $157,776 is to be paid in five equal annual installments plus accrued interest at prime plus 1% on August 21, 1999 and each August 21st thereafter.

                               TRC COMPANIES, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT INFORMATION


The accompanying unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 1999 and for the nine months ended March 31, 2000, and the balance sheet at March 31, 2000, reflect the historical results of operations and financial position of TRC Companies, Inc. (TRC) adjusted to reflect the acquisition of Lowney Associates (Lowney) using the purchase method of accounting, as if the acquisition had occurred at the beginning of the most recent fiscal year presented. The pro forma adjustments are described in the notes following the unaudited pro forma consolidated financial statement information.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only. The pro forma results from operations and financial position are not necessarily indicative of what would have resulted had the acquisition occurred on the dates indicated, nor does the pro forma financial information purport to be indicative of results of operations or the financial position which may occur in the future. The Company believes that it has used reasonable methods in the preparation of this financial statement information.

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                                   (unaudited)


                                                    As reported                      Pro forma
                                              ------------------------    --------------------------------
                                                  TRC        Lowney        Adjustments   Notes   Combined
                                              ----------   -----------    -------------  -----   ---------
(in thousands, except per share data)

GROSS REVENUE                                 $  78,223     $  7,531        $     -              $ 85,754
  Less subcontractor costs
    and direct charges                           20,890        1,372              -                22,262
                                              ----------   -----------    -------------          ---------
NET SERVICE REVENUE                              57,333        6,159              -                63,492
                                              ----------   -----------    -------------          ---------

OPERATING COSTS AND EXPENSES:
  Direct labor and fringe benefit costs          26,075        1,514              -                27,589
  Indirect costs and expenses                    21,998        3,651           (900)      (a)      24,749
  General and administrative expenses             2,462            -              -                 2,462
  Depreciation and amortization                   2,468          148            181       (b)       2,797
                                              ----------   -----------    -------------          ---------
                                                 53,003        5,313           (719)               57,597
                                              ----------   -----------    -------------          ---------

INCOME FROM OPERATIONS                            4,330          846            719                 5,895

Interest expense                                    507           30            308       (c)         845
                                              ----------   -----------    -------------          ---------
INCOME BEFORE TAXES                               3,823          816            411                 5,050

Federal and state income tax provision            1,376          333            109       (d)       1,818
                                              ----------   -----------    -------------          ---------
NET INCOME                                    $   2,447     $    483        $   302              $  3,232
                                              ==========   ===========    =============          =========

EARNINGS PER SHARE:
  Basic                                       $     .36                                          $    .47
  Diluted                                           .36                                               .46
                                              ==========                                         =========

AVERAGE SHARES OUTSTANDING:
  Basic                                           6,782                         165       (e)       6,947
  Diluted                                         6,839                         165       (e)       7,004
                                              ==========                  =============          =========





                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                   (unaudited)


                                                    As reported                      Pro forma
                                              ------------------------    --------------------------------
                                                  TRC        Lowney        Adjustments   Notes   Combined
                                              ----------   -----------    -------------  -----   ---------
(in thousands, except per share data)

GROSS REVENUE                                 $  81,635     $  7,277        $     -              $ 88,912
  Less subcontractor costs
    and direct charges                           23,443        2,099              -                25,542
                                              ----------   -----------    -------------          ---------
NET SERVICE REVENUE                              58,192        5,178              -                63,370
                                              ----------   -----------    -------------          ---------

OPERATING COSTS AND EXPENSES:
  Direct labor and fringe benefit costs          26,079        1,228              -                27,307
  Indirect costs and expenses                    22,311        3,163           (715)      (a)      24,759
  General and administrative expenses             2,162            -              -                 2,162
  Depreciation and amortization                   1,984          141            135       (b)       2,260
                                              ----------   -----------    -------------          ---------
                                                 52,536        4,532           (580)               56,488
                                              ----------   -----------    -------------          ---------

INCOME FROM OPERATIONS                            5,656          646            580                 6,882

Interest expense                                    686           15            231       (c)         932
                                              ----------   -----------    -------------          ---------
INCOME BEFORE TAXES                               4,970          631            349                 5,950

Federal and state income tax provision            1,789          261             92       (d)       2,142
                                              ----------   -----------    -------------          ---------
NET INCOME                                    $   3,181     $    370        $   257              $  3,808
                                              ==========   ===========    =============          =========

EARNINGS PER SHARE:
  Basic                                       $     .47                                          $    .55
  Diluted                                           .45                                               .52
                                              ==========                                         =========

AVERAGE SHARES OUTSTANDING:
  Basic                                           6,800                         165       (e)       6,965
  Diluted                                         7,116                         165       (e)       7,281
                                              ==========                   ============          =========





                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                   (unaudited)


                                                                As reported                      Pro forma
                                                          ------------------------    --------------------------------
                                                              TRC        Lowney        Adjustments   Notes   Combined
                                                          ----------   -----------    -------------  -----   ---------
(in thousands)

                      ASSETS
CURRENT ASSETS:
  Cash                                                    $    399      $     10        $       -            $     409
  Accounts receivable, less allowance
    for doubtful accounts                                   37,375         3,579                -            $  40,954
  Deferred income tax benefits                               1,438             -                -                1,438
  Prepaid expenses and other current assets                  1,107            69                -                1,176
                                                          ---------     ---------       -----------          -----------
                                                            40,319         3,658                -               43,977
                                                          ---------     ---------       -----------          -----------

PROPERTY AND EQUIPMENT, AT COST                             21,735         1,606           (1,106)    (f)       22,235
  Less accumulated depreciation and amortization            16,806         1,123           (1,123)    (f)       16,806
                                                          ---------     ---------       -----------          -----------
                                                             4,929           483               17                5,429
                                                          ---------     ---------       -----------          -----------
COSTS IN EXCESS OF NET ASSETS OF ACQUIRED
  BUSINESSES, NET OF ACCUMULATED AMORTIZATION               29,044             -            3,563     (g)       32,607
                                                          ---------     ---------       -----------          -----------
OTHER ASSETS                                                 1,351            80                -                1,431
                                                          ---------     ---------       -----------          -----------
                                                          $ 75,643      $  4,221        $   3,580            $  83,444
                                                          =========     =========       ===========          ===========
       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of debt and borrowings
    under line of credit                                  $ 12,700      $    316        $   3,850     (h)     $ 16,866
  Accounts payable                                           4,745           166                -                4,911
  Accrued compensation and benefits                          3,736            76              100     (i)        3,912
  Other accrued liabilities                                  2,500           632             (193)    (j)        2,939
                                                          ---------     ---------       -----------          -----------
                                                            23,681         1,190            3,757               28,628
                                                          ---------     ---------       -----------          -----------
NONCURRENT LIABILITIES:
  Long-term debt                                               200           126                -                  326
  Deferred income taxes                                      1,224           819              193     (j)        2,236
                                                          ---------     ---------       -----------          -----------
                                                             1,424           945              193                2,562
                                                          ---------     ---------       -----------          -----------
SHAREHOLDERS' EQUITY
  Common Stock                                                 747             1               (1)    (k)          764
                                                                                               17     (l)
  Additional paid-in capital                                39,084             -            1,699     (l)       40,783
  Retained earnings                                         13,604         2,085           (2,085)    (k)       13,604
                                                          ---------     ---------       -----------          -----------
                                                            53,435         2,086             (370)              55,151
  Less treasury stock, at cost                               2,897             -                -                2,897
                                                          ---------     ---------       -----------          -----------
                                                            50,538         2,086             (370)              52,254
                                                          ---------     ---------       -----------          -----------
                                                          $ 75,643      $  4,221        $   3,580             $ 83,444
                                                          =========     =========       ===========          ===========

                        See accompanying pro forma notes.

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


                               TRC COMPANIES, INC.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS:

a. Adjustment to reflect elimination of non-recurring indirect costs and expenses in connection with the acquisition.

b. Adjustment to reflect amortization of costs in excess of the fair value of the net assets acquired on a straight-line basis over twenty years and additional depreciation expense related to the write-up of certain assets to estimated fair value using estimated lives of five to seven years.

c. Adjustment to record additional interest expense resulting from additional bank borrowings in connection with the acquisition.

d. Adjustment to income tax provision to reflect tax effect of foregoing adjustments and reduction in effective income tax rate.

e. Adjustment to record issuance of 165,000 shares of TRC common stock in connection with the acquisition.

PRO FORMA CONSOLIDATED BALANCE SHEET:

f.       Adjustment to record assets at estimated fair value.

g. Adjustment to record incremental costs in excess of the fair value of the net assets acquired.

h. Adjustment to record additional bank borrowings in connection with the acquisition.

i.       Adjustment to record costs associated with the acquisition.

j.       Adjustment to reclassify long-term portion of deferred income taxes.

k.       Adjustment to eliminate Lowney's shareholders' equity account.

l. Adjustment to record issuance of 165,000 shares of TRC common stock in connection with the acquisition.



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